Exhibit 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Flexsteel Industries, Inc. on Form S-8 of our reports dated August 13, 2003, appearing in the Annual Report on Form 10-K of Flexsteel Industries, Inc. for the year ended June 30, 2003.



/s/ DELOITTE & TOUCHE, LLP

Minneapolis, Minnesota
September 29, 2003